Exhibit 99.1

High Roller Reports Q1 2025 Results

●	Q1 2025 revenue increased 4% YoY to $6,770,886
●	Commenced reorganization and strategic shift to regulated market operating profile
●	Successfully submitted initial licensing application to access Ontario’s regulated online gambling market

Las Vegas, Nevada, May 15, 2025 – High Roller Technologies (“High Roller” and the “Company”) (NYSE: ROLR), operator of premium online casino brands High Roller and Fruta, today reported its financial results for the first quarter ended March 31, 2025. High Roller currently offers more than 5,300 games from over 90 game providers, representing one of the widest online casino game portfolios in the world, including video slots, blackjack, roulette, baccarat, craps, video poker, and more.

Ben Clemes, Chief Executive Officer at High Roller Technologies, commented, “Beginning in Q1 and leading into Q2, we began executing against a strategic plan and staff reorganization to focus exclusively on high-potential regulated markets. We expect this will lower both operating cost and risk, and position the Company for scalable, sustainable long-term growth. While we experienced modest revenue growth as compared to Q1 2024 and we acknowledge the widened operating loss, we expect to increase our cash flow and margin in the second half of 2025 commensurate with the ongoing strategic plan.”

As part of this strategic plan, High Roller has started the process of winding down operations in the last remaining non-growth markets. Additionally, the Company has commenced its preparations to focus on regulated market opportunities in Canada and Finland, highlighted by the completion and submission of the Company’s initial licensing application in Ontario. Subject to licensure and regulatory approval, the Company plans to launch operations in Ontario in H2 2025, significantly expanding its total addressable revenue opportunity.

“Launching in Ontario is our first step into North America,” said Clemes. “We’re also thrilled to see Alberta take action to open a competitive regulated market. The momentum we built towards the end of Q1 has carried into Q2, and we’re gaining strength.”

Q1 2025 Highlights

●	The Company strengthened its leadership team with the hiring of industry veterans Emily Micallef (Chief of Staff), and Seth Young (SVP Corporate Strategy & Investor Relations).
●	Successfully submitted its initial licensing application to enter the Ontario online gambling market.
●	Added 761 new games, bringing its leading portfolio to over 5,300 games from over 90 providers.
●	In Q1 we had nearly 30,000 active users, a 34% increase from the previous corresponding period.
●	Significantly decreased direct operating expenses due to lower third-party affiliate costs
●	Commenced a brand refresh and revitalization of High Roller and Fruta in anticipation of regulated market expansion
●	Commenced re-optimization and reallocation of marketing spend leading into Q2

First Quarter 2025 Financial Summary

●	The Company reported total revenue of $6.8 million for the first quarter ended March 31, 2025, an increase of 4%, as compared to $6.5 million during the same quarter that ended March 31, 2024
●	The net loss was $3.3 million for the three months ended March 31, 2025, as compared to net loss of $1.8 million for the first quarter ended March 31, 2024.
●	The Company reported a net loss per share of $ (0.39) for the three months ended March 31, 2025, compared to net loss per share of $ (0.26) for the three months ended March 31, 2024.
●	Cash and cash equivalents totaled $4.5 million, $1.0 million of which is restricted, for the three months ended March 31, 2025.

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the three months ended March 31, 2025 is contained in the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2025, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 5,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of online gaming through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

ir@highroller.com

800-460-1039

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the Three Months Ended
	March 31,
(in thousands, except share and per share data)	2025	2024

Revenues, net	$6,771	$6,507

Operating expenses
Direct operating costs:
Related party	447	752
Other	2,233	2,577
General and administrative:
Related party	2	17
Other	2,800	2,689
Advertising and promotions:
Related party	726	193
Other	3,412	1,844
Product and software development:
Related party	—	90
Other	363	170
Total operating expenses	9,983	8,332
Loss from operations	(3,212)	(1,825)

Other expenses
Interest expense, net	(46)	(26)
Other (expense) income	(1)	2
Total other expenses	(47)	(24)

Loss before income taxes	(3,259)	(1,849)
Income tax expense	17	—
Net loss	$(3,276)	$(1,849)

Other comprehensive income (loss)
Foreign currency translation adjustment	48	(88)
Comprehensive loss	$(3,228)	$(1,937)

Net loss per common share:
Net loss per common share – basic and diluted	$(0.39)	$(0.26)
Weighted average common shares outstanding – basic and diluted	8,374,928	6,992,893

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	March 31,	December 31,
(in thousands, except share and per share data)	2025	2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,543	$6,869
Restricted cash	990	1,085
Prepaid expenses and other current assets	803	825
Total current assets	5,336	8,779
Due from affiliates	1,056	1,624
Property and equipment, net	388	372
Operating lease right-of-use asset, net	902	910
Intangible assets, net	5,091	4,899
Other assets	47	41
Total assets	$12,820	$16,625

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,504	$1,560
Accrued expenses	4,056	4,307
Player liabilities	1,074	662
Due to affiliates	2,442	3,406
Short-term unsecured notes payable to stockholders	—	90
Operating leases obligation, current	206	143
Total current liabilities	9,282	10,168
Other liabilities	24	7
Operating lease obligation, noncurrent	713	729
Total liabilities	10,019	10,904
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 60,000,000 shares authorized; 8,375,350 shares and 8,350,882 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	31,865	31,557
Accumulated deficit	(30,419)	(27,143)
Accumulated other comprehensive income	1,347	1,299
Total stockholders’ equity	2,801	5,721
Total liabilities and stockholders’ equity	$12,820	$16,625